                 NEWS RELEASE

ATI Inc.	Investor Contact:	Media Contact:
Corporate Headquarters	Tom Wright	Natalie Gillespie
2021 McKinney Avenue	412-258-4781	412-394-2850
Dallas, TX 75201 U.S.A.	tom.wright@ATImaterials.com	natalie.gillespie@ATImaterials.com
www.ATImaterials.com

ATI Announces First Quarter 2023 Results
Aerospace and Defense sales propel strong year over year growth

◦Q1 2023 sales of $1.04 billion up 3% over Q4 2022 and 25% higher than Q1 2022
◦Q1 2023 net income attributable to ATI of $70.1 million, or $0.48 per share
◦Aerospace and defense represent 56% of Q1 2023 sales, up from 53% of Q4 2022 sales and up from 44% of Q1 2022 sales
◦Non-GAAP information
▪Q1 2023 adjusted net income attributable to ATI of $71.2 million, and adjusted EPS of $0.49 per share
▪Q1 2023 ATI adjusted EBITDA was $132.7 million, or 12.8% of sales

DALLAS, TX--(PR Newswire)--May 4, 2023--ATI Inc. (NYSE: ATI) reported first quarter 2023 results, with sales of $1.04 billion and net income attributable to ATI of $70.1 million, or $0.48 per share.

			Sequential		Y-O-Y
($ in millions except per share amounts)	Q1 2023	Q4 2022	Change	Q1 2022	Change

Sales	$1,038.1	$1,010.4	3%	$834.1	25%
Net income attributable to ATI	$70.1	$76.9	(9)%	$30.9	127%
Earnings per share	$0.48	$0.53	(9)%	$0.23	109%
Non-GAAP information
Adjusted net income attributable to ATI*	$71.2	$76.9	(7)%	$56.7	26%
Adjusted earnings per share*	$0.49	$0.53	(8)%	$0.40	23%
ATI adjusted EBITDA*	$132.7	$140.1	(5)%	$125.0	6%
Adjusted earnings per share* for Q1 2023 was $0.49, and ATI adjusted EBITDA* was $132.7 million, or 12.8% of sales. Adjusted results for Q1 2023 exclude $1.2 million for start-up related costs incurred as part of restarting a titanium melt facility in Albany, Oregon. First quarter 2022 adjusted results exclude a $25.1 million loss on the sale of our Sheffield, U.K. business, a $6.8 million gain on the sale of the Pico

Rivera, CA operations, an $8.6 million charge for litigation reserves, and a $1.1 million benefit for changes to previously recorded restructuring costs.
* Detailed reconciliations of the reported information under accounting principles generally accepted in the United States (U.S. GAAP) to adjusted non-GAAP figures are included in accompanying financial tables.

"ATI's continued strong performance across healthy markets is confirmation that we have the right strategy and are executing well," said Robert S. Wetherbee, Board Chair, President and CEO. "Our transformation is optimizing the differentiated capabilities our customers value. We're well-positioned to capture growth in our key markets.

"Aerospace and defense sales increased within both segments. We are maximizing the opportunities as the aerospace ramp continues to accelerate." said Wetherbee. "We are laser focused on increasing the efficiency of our operations to meet the historic demand for our materials."

Operating Results by Segment

High Performance Materials & Components (HPMC)
($ millions)	Q1 2023	Q4 2022	Q1 2022
Sales	$471.1	$445.9	$341.6

Segment EBITDA	$80.1	$81.8	$68.1
% of Sales	17.0%	18.3%	19.9%
•HPMC's first quarter 2023 sales increased $25 million, or 6%, compared to the fourth quarter 2022, primarily driven by growth in the commercial airframe market. Overall aerospace and defense sales were 84% of total HPMC sales in the first quarter 2023. First quarter 2023 sales improved 38% compared to the first quarter 2022, with total aerospace and defense related sales increasing over 50% compared to the prior year period.
•HPMC segment EBITDA was $80.1 million, or 17.0% of sales. Strength in the HPMC segment continues to be driven by content on next-generation commercial aerospace platforms.
•Results in the first quarter 2022 included $21.9 million of benefits from the Aviation Manufacturing Jobs Protection program and employee retention credits, partially offset by labor and other costs related to ramp readiness.

Advanced Alloys & Solutions (AA&S)
($ millions)	Q1 2023	Q4 2022	Q1 2022
Sales	$567.0	$564.5	$492.5

Segment EBITDA	$72.7	$72.1	$75.3
% of Sales	12.8%	12.8%	15.3%
•AA&S first quarter 2023 sales and EBITDA were comparable to the fourth quarter 2022. First quarter sales to the aerospace and defense market as well as the energy market were both 6% higher compared to the fourth quarter 2022. These favorable trends were offset by recessionary softness in general industrial end markets and lingering COVID impacts associated with our Asian precision rolled strip business. Sales of commercial aerospace products increased by over 70% compared to the prior year period.
•AA&S segment EBITDA was $72.7 million, or 12.8% of sales. A stronger mix of nickel-alloy and titanium mill products is largely offset by higher retirement benefit costs.

•Results in the first quarter 2022 included $6.8 million of benefits from employee retention credits, partially offset by labor and other costs related to ramp readiness.

Corporate Items and Cash
•Corporate expenses in the first quarter 2023 were $17.3 million, compared to $14.5 million in the fourth quarter 2022, and $17.0 million in the prior year first quarter.
•Closed operations and other expense (income) was an expense of $2.8 million in the first quarter 2023, compared to a benefit of $0.7 million in the fourth quarter 2022, and expense of $1.4 million in the first quarter 2022. Higher costs in the first quarter 2023 were associated with environmental remediation at closed operations and retirement benefit expense.
•First quarter 2023 results include a $4.3 million income tax provision, compared to $4.2 million in the fourth quarter 2022, and $4.9 million in the first quarter of 2022. This expense is primarily related to our Asian precision rolled strip business. ATI maintains a valuation allowance on its U.S. deferred tax assets and does not expect to pay any significant U.S. federal or state income taxes in 2023 due to net operating loss carryforwards.
•For the first quarter of 2023, cash used in operating activities was $285.2 million, primarily related to higher accounts receivable and inventory balances due to increasing operating levels. First quarter 2023 managed working capital as a percent of sales was 37.6%. Capital expenditures for the first quarter 2023 were $60.4 million.
•Cash on hand at March 31, 2023 was $196 million, and available additional liquidity under the asset-based lending (ABL) credit facility was approximately $550 million. ATI has no significant debt maturities until 2025.
•During the first quarter of 2023, the Company repurchased stock using the remaining $10 million of the $150 million repurchase plan approved by our Board of Directors in 2022. In addition, on April 28, 2023, our Board of Directors authorized the repurchase of an additional $75 million of ATI stock.
•As previously communicated, the Company contributed $50 million to the U.S. defined benefit pension plan in the first quarter of 2023.

Outlook

“We’re strategically investing—with disciplined capital allocation—to ensure we have the capabilities and capacity needed to meet unprecedented demand," said Wetherbee. “Our deliberate actions to transform give us resilience against potential headwinds, reducing the impact of volatility on our business. We expect ongoing strength in our key markets to drive profitable revenue growth,” he said. “With another quarter of solid performance, we remain on track toward our long-term targets, delivering for our customers, our shareholders, and our team."

***********
ATI will conduct a conference call with investors and analysts on Thursday, May 4, 2023, at 10:30 a.m. ET to discuss the financial results. The conference call will be broadcast, and accompanying presentation slides will be available, at ATImaterials.com. To access the broadcast, click on “Conference Call.” Replay of the conference call will be available on the ATI website.
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this news release relate to future events and expectations and, as such, constitute forward-looking statements. Forward-looking statements, which may contain such words as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions, are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control. Our performance or achievements may differ materially from those expressed or implied in any forward-looking statements due to the following factors, among others: (a) material adverse changes in economic or industry conditions generally, including global supply and demand conditions and prices for our specialty metals; (b) material adverse changes in the markets we serve; (c) our inability to achieve the level of cost savings, productivity improvements, synergies, growth or other benefits anticipated by management from strategic investments and the integration of acquired businesses; (d) volatility in the price and availability of the raw materials that are critical to the manufacture of our products; (e) declines in the value of our defined benefit pension plan assets or unfavorable changes in laws or regulations that govern pension plan funding; (f) labor disputes or work stoppages; (g) equipment outages and (h) business and economic disruptions associated with the currently ongoing COVID-19 pandemic or other similar widespread public health crises that may arise in the future and (i) other risk factors summarized in our Annual Report on Form 10-K for the year ended December 31, 2022, and in other reports filed with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

ATI: Proven to Perform.
ATI (NYSE: ATI) is a global producer of high performance materials and solutions for the global aerospace and defense markets, and critical applications in electronics, medical and specialty energy. We’re solving the world’s most difficult challenges through materials science. We partner with our customers to deliver extraordinary materials that enable their greatest achievements: their products fly higher and faster, burn hotter, dive deeper, stand stronger and last longer. Our proprietary process technologies, unique customer partnerships and commitment to innovation deliver materials and solutions for today and the evermore challenging environments of tomorrow. We are proven to perform anywhere. Learn more at ATImaterials.com.

ATI Inc.
Consolidated Statements of Operations
(Unaudited, dollars in millions, except per share amounts)

	Three Months Ended
	March 31	December 31	March 31
	2023	2022	2022

Sales	$1,038.1	$1,010.4	$834.1

Cost of sales	844.9	824.7	664.7
Gross profit	193.2	185.7	169.4

Selling and administrative expenses	80.6	76.8	75.2
Restructuring charges (credits)	—	0.2	(1.1)
Loss on asset sales and sales of businesses, net	—	—	18.3
Operating income	112.6	108.7	77.0
Nonoperating retirement benefit expense	(16.8)	(6.5)	(5.8)
Interest expense, net	(19.9)	(19.6)	(23.6)
Other income (expense), net	0.6	2.8	(7.5)
Income before income taxes	76.5	85.4	40.1
Income tax provision	4.3	4.2	4.9
Net income	$72.2	$81.2	$35.2
Less: Net income attributable to noncontrolling interests	2.1	4.3	4.3
Net income attributable to ATI	$70.1	$76.9	$30.9

Basic net income attributable to ATI per common share	$0.55	$0.60	$0.24

Diluted net income attributable to ATI per common share	$0.48	$0.53	$0.23

ATI Inc.
Sales and EBITDA by Business Segment
(Unaudited, dollars in millions)

	Three Months Ended
	March 31	December 31	March 31
	2023	2022	2022
Sales:
High Performance Materials & Components	$471.1	$445.9	$341.6
Advanced Alloys & Solutions	567.0	564.5	492.5
Total external sales	$1,038.1	$1,010.4	$834.1

EBITDA:
High Performance Materials & Components	$80.1	$81.8	$68.1
% of Sales	17.0%	18.3%	19.9%
Advanced Alloys & Solutions	72.7	72.1	75.3
% of Sales	12.8%	12.8%	15.3%
Total segment EBITDA	152.8	153.9	143.4
% of Sales	14.7%	15.2%	17.2%
Corporate expenses	(17.3)	(14.5)	(17.0)
Closed operations and other (expense) income	(2.8)	0.7	(1.4)
ATI Adjusted EBITDA	$132.7	$140.1	$125.0

Depreciation & amortization (a)	(35.1)	(35.8)	(35.5)
Interest expense, net	(19.9)	(19.6)	(23.6)
Restructuring and other charges	(1.2)	(0.2)	(7.5)
Joint venture restructuring credit	—	0.9	—
Loss on asset sales and sales of businesses, net	—	—	(18.3)
Income before income taxes	$76.5	$85.4	$40.1

(a) The following is depreciation & amortization by each business segment:
	Three Months Ended
	March 31	December 31	March 31
	2023	2022	2022
High Performance Materials & Components	$17.4	$16.8	$17.9
Advanced Alloys & Solutions	16.1	17.4	16.2
Other	1.6	1.6	1.4
Total depreciation & amortization	$35.1	$35.8	$35.5

ATI Inc.
Condensed Consolidated Balance Sheets
(Unaudited, dollars in millions)

	March 31	December 31
	2023	2022
ASSETS

Current Assets:
Cash and cash equivalents	$196.2	$584.0
Accounts receivable, net of allowances for doubtful accounts	725.6	579.2
Short-term contract assets	52.7	64.1
Inventories, net	1,293.8	1,195.7
Prepaid expenses and other current assets	48.0	53.4
Total Current Assets	2,316.3	2,476.4

Property, plant and equipment, net	1,551.8	1,549.1
Goodwill	227.2	227.2
Other assets	192.0	192.9

Total Assets	$4,287.3	$4,445.6

LIABILITIES AND EQUITY

Current Liabilities:
Accounts payable	$447.5	$553.3
Short-term contract liabilities	149.7	149.1
Short-term debt and current portion of long-term debt	24.9	41.7
Other current liabilities	201.9	219.8
Total Current Liabilities	824.0	963.9

Long-term debt	1,702.1	1,706.3
Accrued postretirement benefits	180.0	184.9
Pension liabilities	173.8	225.6
Other long-term liabilities	193.1	207.7
Total Liabilities	3,073.0	3,288.4

Total ATI stockholders' equity	1,096.5	1,045.9
Noncontrolling interests	117.8	111.3
Total Equity	1,214.3	1,157.2

Total Liabilities and Equity	$4,287.3	$4,445.6

ATI Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, dollars in millions)

	Three Months Ended
	March 31	March 31
	2023	2022

Operating Activities:
Net income	$72.2	$35.2

Depreciation and amortization	35.1	35.5
Share-based compensation	7.1	5.9
Deferred taxes	0.9	(1.2)
Net gain from disposal of property, plant and equipment	(0.3)	(0.8)
Loss on sales of businesses	—	25.1
Changes in operating assets and liabilities:
Inventories	(98.1)	(181.3)
Accounts receivable	(146.4)	(108.2)
Accounts payable	(77.8)	35.6
Retirement benefits	(40.6)	(0.7)
Accrued liabilities and other	(37.3)	(62.3)
Cash used in operating activities	(285.2)	(217.2)
Investing Activities:
Purchases of property, plant and equipment	(60.4)	(26.0)
Proceeds from disposal of property, plant and equipment	0.9	0.8
Other	0.2	1.0
Cash used in investing activities	(59.3)	(24.2)
Financing Activities:
Payments on long-term debt and finance leases	(5.7)	(5.0)
Net payments under credit facilities	(16.8)	(14.6)
Purchase of treasury stock	(10.1)	(89.9)
Sale to noncontrolling interests	—	0.9
Dividends paid to noncontrolling interests	—	(16.0)
Taxes on share-based compensation and other	(10.7)	(5.0)
Cash used in financing activities	(43.3)	(129.6)
Decrease in cash and cash equivalents	(387.8)	(371.0)
Cash and cash equivalents at beginning of period	584.0	687.7
Cash and cash equivalents at end of period	$196.2	$316.7

ATI Inc.
Revenue by Market
(Unaudited, dollars in millions)

	Three Months Ended
	March 31		December 31		March 31
	2023		2022		2022
Market
Aerospace & Defense:
Jet Engines- Commercial	$310.9	30%	$305.6	30%	$196.6	24%
Airframes- Commercial	169.9	17%	137.7	14%	93.7	11%
Defense	94.9	9%	97.0	9%	76.5	9%
Total Aerospace & Defense	$575.7	56%	$540.3	53%	$366.8	44%
Energy:
Oil & Gas	127.5	12%	121.3	12%	103.1	12%
Specialty Energy	82.7	8%	79.3	8%	56.6	7%
Total Energy	210.2	20%	200.6	20%	159.7	19%
Automotive	59.4	6%	66.0	6%	91.0	11%
Construction/Mining	40.4	4%	36.7	4%	52.0	6%
Medical	35.0	3%	40.0	4%	36.2	5%
Electronics	34.4	3%	50.5	5%	51.6	6%
Food Equipment & Appliances	21.5	2%	16.6	2%	34.0	4%
Other	61.5	6%	59.7	6%	42.8	5%
Total	$1,038.1	100%	$1,010.4	100%	$834.1	100%

ATI Inc.
Selected Financial Data
(Unaudited)

	Three Months Ended
	March 31	December 31	March 31
	2023	2022	2022
Percentage of Total ATI Sales
Nickel-based alloys and specialty alloys	53%	50%	50%
Precision forgings, castings and components	16%	16%	15%
Titanium and titanium-based alloys	14%	14%	10%
Precision rolled strip products	10%	13%	17%
Zirconium and related alloys	7%	7%	8%
Total	100%	100%	100%

Note: Hot-Rolling and Processing Facility conversion service sales in the AA&S segment are excluded from this presentation.

ATI Inc.
Computation of Basic and Diluted Earnings Per Share Attributable to ATI
(Unaudited, dollars in millions, except per share amounts)

	Three Months Ended
	March 31	December 31	March 31
	2023	2022	2022
Numerator for Basic net income per common share -
Net income attributable to ATI	$70.1	$76.9	$30.9
Effect of dilutive securities:
4.75% Convertible Senior Notes due 2022	—	—	1.1
3.5% Convertible Senior Notes due 2025	2.6	2.7	2.9
Numerator for Diluted net income per common share -
Net income attributable to ATI after assumed conversions	$72.7	$79.6	$34.9

Denominator for Basic net income per common share -
Weighted average shares outstanding	128.5	129.1	126.4
Effect of dilutive securities:
Share-based compensation	2.8	2.5	1.8
4.75% Convertible Senior Notes due 2022	—	—	5.8
3.5% Convertible Senior Notes due 2025	18.8	18.8	18.8
Denominator for Diluted net income per common share -
Adjusted weighted average shares assuming conversions	150.1	150.4	152.8

Basic net income attributable to ATI per common share	$0.55	$0.60	$0.24

Diluted net income attributable to ATI per common share	$0.48	$0.53	$0.23

ATI Inc.
Non-GAAP Financial Measures
(Unaudited, dollars in millions, except per share amounts)

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes that certain non-GAAP financial measures, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. For example, we believe that EBITDA and Adjusted EBITDA are useful to investors because these measures are commonly used to analyze companies on the basis of operating performance, leverage and liquidity. Furthermore, analogous measures are used by industry analysts to evaluate operating performance. EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and capital expenditures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The following table provides the calculation of the non-GAAP financial measures discussed in this press release:

	Three Months Ended
	March 31 2023	March 31 2022

Net income attributable to ATI	$70.1	$30.9
Adjustments for special items, pre-tax:
Restructuring and other charges (a)	1.2	7.5
Loss on asset sales and sales of businesses, net (b)	—	18.3
Total pre-tax adjustments	1.2	25.8

Income tax on pre-tax adjustments for special items	(0.1)	—

Net income attributable to ATI excluding special items	$71.2	$56.7

	Three Months Ended		Three Months Ended
	March 31, 2023		March 31, 2022
	Reported	Adjusted	Reported	Adjusted
Numerator for Basic net income per common share -
Net income attributable to ATI	$70.1	$71.2	$30.9	$56.7
Effect of dilutive securities	2.6	2.6	4.0	4.0
Numerator for Diluted net income per common share -
Net income attributable to ATI after assumed conversions	$72.7	$73.8	$34.9	$60.7

Denominator for Basic net income per common share -
Weighted average shares outstanding	128.5	128.5	126.4	126.4
Effect of dilutive securities	21.6	21.6	26.4	26.4
Denominator for Diluted net income per common share -
Adjusted weighted average shares assuming conversions	150.1	150.1	152.8	152.8

Diluted net income attributable to ATI per common share	$0.48	$0.49	$0.23	$0.40

Earnings before interest, taxes, depreciation and amortization (EBITDA)
	Three Months Ended
	March 31 2023	December 31 2022	March 31 2022
Net income attributable to ATI	$70.1	$76.9	$30.9
Net income attributable to noncontrolling interests	2.1	4.3	4.3
Net income	72.2	81.2	35.2
(+) Depreciation and Amortization	35.1	35.8	35.5
(+) Interest Expense	19.9	19.6	23.6
(+) Income Tax Provision	4.3	4.2	4.9
(+) Restructuring and other charges (a)	1.2	0.2	7.5
(+) Loss on asset sales and sales of businesses, net (b)	—	—	18.3
(-) Joint venture restructuring credit (c)	—	(0.9)	—
ATI Adjusted EBITDA	$132.7	$140.1	$125.0
Corporate expenses	17.3	14.5	17.0
Closed operations and other expense (income)	2.8	(0.7)	1.4
Total segment EBITDA	$152.8	$153.9	$143.4

(a) First quarter 2023 includes a $1.2 million pre-tax charge for costs to restart our titanium operations in Albany, OR. Fourth quarter 2022 includes a $0.2 million pre-tax restructuring charge. First quarter 2022 includes an $8.6 million pre-tax litigation reserve for the case of US Magnesium, LLC v. ATI Titanium LLC, a subsidiary of ATI Inc., partially offset by a $1.1 million pre-tax credit for restructuring charges, primarily related to lowered severance-related reserves based on changes in planned operating rates and revised workforce reduction estimates.
(b) First quarter 2022 includes a $25.1 million pre-tax partial loss on the sale of our Sheffield, UK operations and a $6.8 million pre-tax gain on the sale of our small Pico Rivera, CA operations.
(c) Fourth quarter 2022 results include a $0.9 million pre-tax credit for ATI’s 50% share of Allegheny & Tsingshan Stainless joint venture’s credit for restructuring charges.

Managed Working Capital
As part of managing the performance of our business, we focus on controlling Managed Working Capital, which we define as gross accounts receivable, short-term contract assets and gross inventories, less accounts payable and short-term contract liabilities. We exclude the effects of inventory valuation reserves and reserves for uncollectible accounts receivable when computing this non-GAAP performance measure, which is not intended to replace Working Capital or to be used as a measure of liquidity. We assess Managed Working Capital performance as a percentage of the prior three months annualized sales to evaluate the asset intensity of our business.

	March 31	December 31
	2023	2022

Accounts receivable	$725.6	$579.2
Short-term contract assets	52.7	64.1
Inventory	1,293.8	1,195.7
Accounts payable	(447.5)	(553.3)
Short-term contract liabilities	(149.7)	(149.1)
Subtotal	1,474.9	1,136.6

Allowance for doubtful accounts	7.4	7.7
Inventory reserves	79.8	70.9
Managed working capital	$1,562.1	$1,215.2

Annualized prior 3 months sales	$4,152.6	$4,041.9

Managed working capital as a
% of annualized sales	37.6%	30.1%

Change in managed working capital:
Year-to-date 2023	$346.9